EXHIBIT 11.1

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                                ZYTEC CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE



                                                       Three Months Ended               Six Months Ended
                                                       ------------------               ----------------
                                                     June 30,         July 2,        June 30,        July 2,
                                                       1996            1995            1996           1995
                                                   -----------     -----------     -----------     ----------
Net income                                         $ 4,889,000     $   355,000     $ 6,997,000     $  475,000

Net income per common and common
     equivalent share, primary                     $      0.48     $      0.04     $      0.70     $     0.05

Net income per common and common
     equivalent share, fully diluted               $      0.48     $      0.04     $      0.69     $     0.05


Primary:
     Weighted average number of common
          shares outstanding                         8,950,141       8,530,182       8,852,022      8,507,088

     Common equivalent shares:
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                1,293,644         728,346       1,146,866        747,276
                                                   -----------     -----------     -----------     ----------
                                                    10,243,785       9,258,528       9,998,888      9,254,364
                                                   ===========     ===========     ===========     ==========


Fully Diluted:
     Weighted average number of common
          shares outstanding                         8,950,141       8,530,182       8,852,022      8,507,088

     Common equivalent shares:
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                1,330,584         728,346       1,352,224        747,276
                                                   -----------     -----------     -----------     ----------
                                                    10,280,725       9,258,528      10,204,246      9,254,364
                                                   ===========     ===========     ===========     ==========


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